PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT
IN RESPECT OF THE QUARTERLY PERIOD FROM 22 DECEMBER 2003 TO 21 MARCH 2004

NOTE INFORMATION

	Class A Notes	Class B Notes	Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$1,158,000,000	US$42,000,000	US$1,200,000,000
Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$485,509,681	US$42,000,000	US$527,509,681
Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$52,381,435	US$0	US$52,381,435
Principal Balance of each class of Note after payments referred to above have been applied	US$433,128,245	US$42,000,000	US$475,128,245
Note Factor at the end of the Quarterly Payment Date	0.374031300	1.000000000
Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$1,705,892	US$176,237	US$1,882,129
LIBOR in respect of this quarterly period	1.17000%	1.17000%
Rate of interest payable on each class of Note in respect of this quarterly period	1.39000%	1.66000%
SUBORDINATION LEVELS
Moody’s indicative required subordination level at time of issue	3.00%
Standard & Poor’s indicative required subordination level at time of issue	1.85%
Fitch indicative required subordination level at time of issue	2.60%
Initial Subordination Level provided on the Closing Date	3.50%
Actual Subordination Level on this Quarterly Payment Date	8.84%
A$ REDRAW NOTES AND A$ SUBORDINATED NOTES
As at 12 March 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Limit as at 12 March 2004	A$7,000,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$250,000
Redraw Facility Principal repaid during the quarterly period	A$0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$2,955
Interest paid on Redraw Facility Principal during the quarterly period	A$3,426
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the commencement of this Quarterly Payment Date	A$5,151,460
Principal Cash Balance at the end of this Quarterly Payment Date	A$4,639,920
INCOME RESERVE IN AUD
Income Reserve at the commencement of this Quarterly Payment Date	A$0
Income Reserve at the end of this Quarterly Payment Date	A$0
COLLECTION INFORMATION IN AUD
Collections(1) held by the Trustee in relation to this Quarterly Payment Date	A$124,744,042
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$4,639,920
Less : Income Reserve at the end of the Quarterly Payment Date	A$0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$120,104,122
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$17,796,631

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$102,307,491

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$102,307,491
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0

A$ Principal Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$102,307,491

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$52,381,435

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 22 DECEMBER 2003 TO 21 MARCH 2004 (continued)

HOUSING LOAN POOL INFORMATION IN AUD

	Number of	Number of	Maximum Current	Minimum Current
	Housing	Housing Loan	Housing Loan	Housing Loan
	Loans	Accounts	Balance	Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	6,644	8,014	A$849,900	A$0

	Weighted Average Original	Weighted Average Current	Maximum Original	Total Valuation of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	75.47%	71.36%	95.00%	A$1,640,146,140

		Outstanding Balance	Outstanding Balance	Average Current
	Outstanding Balance	of Fixed Rate	of Variable Rate	Housing Loan
	of Housing Loans	Housing Loans	Housing Loans	Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$923,344,803	A$95,837,713	A$827,507,090	A$138,974

	Maximum Remaining Term	Weighted Average Remaining	Weighted Average	Stated Income
	To Maturity	Term to Maturity	Seasoning	Proportion
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	336 months	310 months	47 months	1.93%

FURTHER ADVANCE INFORMATION IN AUD

Aggregate amount of Further Advances (not being subordinated further advances) made during the period	A$0.00

DELINQUENCY INFORMATION

As at 1 March 2004

		Percentage	Outstanding Balance	Percentage of Pool by
		of	of the Applicable	Outstanding Balance
	Number of	Pool by	Delinquent	of
	Housing Loans	number	Housing Loans	Housing Loans
30 - 59 days	11	0.14%	A$2,406,761	0.26%
60 - 89 days	4	0.05%	A$607,939	0.07%
90 - 119 days	6	0.07%	A$1,371,501	0.15%
Greater than 120 days	5	0.06%	A$940,871	0.10%

Total Arrears	26	0.32%	A$5,327,072	0.58%

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to the opening of business on the first business day of the month in which the Quarterly Payment Date occurs.

Amount of mortgage insurance claims made:	A$69,297
Amount of mortgage insurance claims paid:	A$67,900
Amount of mortgage insurance claims pending:	A$1,397.46
Amount of mortgage insurance claims denied:	A$0.00